UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2009

Thrive World Wide, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0001333675	20-2725030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

638 Main St, Lake Geneva, WI	53147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 495-9334

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

TABLE OF CONTENTS

Item 8.01. Other Events
Item 9.01. Exhibits
SIGNATURES
Exhibit Index

Section 8 – Others

Change in Company Name and Symbol

On September 2, 2009, the Company, Bovern Diognostics, Inc., continuing with its plan to move away from the business of cancer detection technologies and into the arrangement with STB Telemedia, formally changed the name of the Company to THRIVE WORLD WIDE, INC. and registered it with the State of Nevada.   Along with this change, a new CUSIP was acquired, and the new ticker symbol was applied for at FINRA on September 9, 2009 and became OTCBB: TWWI on September 28, 2009. The Company believes that it will be able to provide a unique end-to-end vertical solution that will accommodate content creation and distribution to a broad segment of the market via the Internet.  The solution it is pursuing includes an embedded broadcast capture devise that can web cast audio and video presentations with optional features such as playback, scheduling, and others.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  Oct 7, 2009

Thrive World Wide, Inc.

By:	/s/ Andrew J. Schenker
Andrew J. Schenker, CEO.

Exhibit
Number	Description
99.1	Stamped Certificate of Amendment From State of Nevada
99.2	FINRA application for name and ticker symbol change
99.3	FINRA conformation of name and ticker symbol change